UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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THE AES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO
2018 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
DATED MARCH 9, 2018
FOR THE AES CORPORATION ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 19, 2018

April 9, 2018
TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:
This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of The AES Corporation (the “Company” or “AES”) to be held on Thursday, April 19, 2018, at 9:30 a.m. EDT, at the American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203.
On March 9, 2018, AES commenced distribution to its Stockholders a notice regarding the availability of proxy materials for the Annual Meeting and accompanying Proxy Statement (the “Notice and Proxy Statement”).
THE NOTICE AND PROXY STATEMENT CONTAIN IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE NOTICE AND PROXY STATEMENT.
Withdrawal of Stockholder Proposal
The proponents of Proposal 5, a nonbinding Stockholder proposal seeking an assessment relating to a two degree scenario and impacts on the Company’s business (“Proposal 5”), withdrew Proposal 5 effective April 6, 2018. AES will hold the Annual Meeting as previously scheduled, and at the Annual Meeting, the Company intends to hold the vote on all matters in the Proxy Statement, except Proposal 5. Proposal 5 will not be presented or voted upon at the Annual Meeting. Therefore, any votes cast regarding Proposal 5 will neither be tabulated nor reported.
Voting Matters
We will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the withdrawal of Proposal 5. If you already have submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies returned by Stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by a proxy submitted before the Annual Meeting will not be voted in respect of Proposal 5. If you have not yet submitted your proxy or provided your voting instructions, please complete the proxy or submit instructions, disregarding Proposal 5.
None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxies returned before the Annual Meeting will be voted as instructed by the Stockholder granting the proxy with respect to all other matters properly brought before the Annual Meeting.
Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Notice and Proxy Statement.

Additional Information
If you have questions about the Annual Meeting, need additional copies of the Notice and Proxy Statement, or need to obtain proxy cards or other information related to the proxy solicitation and Annual Meeting, you may contact the Corporate Secretary at the following address and telephone number:
The AES Corporation
4300 Wilson Boulevard
Arlington, VA 22203
(703) 522-1315

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Notice and Proxy Statement.
Vincent W. Mathis
Senior Vice President, Corporate Affairs and Corporate Secretary